First Amendment to the 401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee Scientific Corporation

WHEREAS, Kewaunee Scientific Corporation (the "Corporation") maintains the 401(k) Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee Scientific Corporation (the "Plan") for the benefit of its eligible employees; and

WHEREAS, the Corporation has reserved the right to amend the Plan from time to time by action of its Board of Directors; and

WHEREAS, the Board of Directors desires to amend the Plan to provide for matching contributions to be made on a payroll period basis; and

WHEREAS, the Board of Directors has reviewed the proposed Amendment to the Plan, attached hereto and incorporated by this reference (the "Amendment"), to provide for matching contributions to be made on a payroll period basis;

IT IS THEREFORE RESOLVED, that the Plan shall be amended, effective as of January 1, 2020, to provide for matching contributions to be made on a payroll period basis;

FURTHER RESOLVED, that the Board of Directors hereby approves and adopts the Amendment to accomplish the foregoing modification to the Plan, to be effective as of January 1, 2020, in the form attached hereto; and

FURTHER RESOLVED, that the appropriate officers of the Corporation are authorized, empowered and directed, in the name of and on behalf of the Corporation, to execute the Amendment and to proceed with all actions they deem necessary, desirable, advisable, or expedient to implement the Amendment, and to carry out the full intent and purposes of the foregoing resolutions, including without limitation the preparation of participant communications.

RESOLVED, that any and all actions of the officers of the Corporation (and their delegates) heretofore taken with respect to any and all matters referred to in the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects; and

FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and empowered, in the name and on behalf of the Corporation, to take any and all additional actions, to make or cause to be made and to execute and deliver all such additional agreements, documents, instruments and certifications, to do or cause to be done all such acts and things, to take all such steps and to make all such remittances, in each case as any

one or more of such officers may at any time or times deem necessary, desirable, advisable, profitable or expedient in order to carry out the full intent and purposes of these resolutions.